Exhibit 4.105

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 1, dated as of December 2, 2009 (this “Amendment”), to the Securities Purchase Agreement, dated as of October 12, 2009 (the “SPA”), among Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”) and the purchasers listed on Exhibit A thereto (each, a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the SPA.

WHEREAS, Section 10.5 of the SPA permits the SPA to be amended from time to time;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments.

As of the date hereof, the SPA shall be amended as follows:

(a) Article 8 of the SPA is hereby amended by adding the following definition:

“Specified Shares” means any Ordinary Shares: (A) acquired by the Lead Investors under the 2008 Investors SPA; (B) acquired by the purchasers under the 2008 Directors SPA; (C) issuable upon exercise of the warrants (i) granted to Thomas Lynch pursuant to resolutions adopted by the Board of Directors of the Company on October 16, 2009, (ii) granted to Alan Cooke pursuant to the Compromise Agreement dated October 16, 2009 between him and the Company and (iii) that may be granted to Tom Maher pursuant to a Compromise Agreement between him and the Company; and (D) issuable upon exercise of the “Warrants” granted pursuant to, and as such term is defined in, the Securities Purchase Agreement, dated as of December 16, 2005, among the Company and the purchasers party thereto.

(b) Section 6.1(b) of the SPA is hereby replaced in its entirety with the following:

(b)           The Company’s shareholders shall not have the right to include in the Registration Statement any of the Company’s securities other than Registrable Securities and the Specified Shares.

Section 2. Effectiveness.

This Amendment will become effective upon the execution hereof by the Company and (A) Purchasers holding the number of Ordinary Shares required for the amendments to the SPA set forth herein to be effective and (B) Holders holding the number of Registrable Securities required for the amendment to Article 6 of the SPA set forth herein to be effective, in each case as provided in Section 10.5 of the SPA.

Section 3. Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 4. Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD PRODUCE A CONTRARY RESULT.

Section 5. Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6. Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Holders under the SPA, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the SPA or any other provision of the SPA, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Purchasers:

Caduceus Private Investments III, LP
By: OrbiMed Capital GP III LLC, its General Partner

By: /s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Partner

OrbiMed Associates III, LP
By: OrbiMed Advisers LLC, its General Partner

By: /s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Partner

Sofinnova Venture Partners VII, L.P.
By: Sofinnova Management VII, L.L.C., its General Partner

By: /s/ James I. Healy
Name: James I. Healy
Title: Managing General Partner

Longitude Venture Partners, L.P.
By: Longitude Capital Partners, LLC, its General Partner

By: /s/ Patrick Enright
Name: Patrick Enright
Title: Managing Member

Longitude Capital Associates, L.P.
By: Longitude Capital Partners, LLC, its General Partner

By: /s/ Patrick Enright
Name: Patrick Enright
Title: Managing Member

Fountain Healthcare Partners Fund 1, L.P.
By: Fountain Healthcare Partners Ltd., its General Partner

By: /s/ Manus Rogan
Name: Manus Rogan
Title: Managing Partner

Stichting Depositary APG Developed Markets Equity Pool

By: /s/ R.M. Stam
Name: R.M. Stam
Title: Authorized signatory

By: /s/ R.J. Douma
Name: R.J. Douma
Title: Authorized signatory

Abingworth Bioventures V L.P.
By: Abingworth LLP, its Manager

By: /s/ James Abell
Name: James Abell
Title: Partner

Abingworth Bioventures V Co-Invest Growth Equity Fund L.P.
By: Abingworth LLP, its Manager

By: /s/ James Abell
Name: James Abell
Title: Partner

Abingworth Bioventures Master Fund Limited

By: /s/ James Abell
Name: James Abell
Title: Authorised Signatory

Biomedical Offshore Value Fund, Ltd.
By: Great Point Partners, LLC, its Investment Manager

By: /s/ Jeffrey R. Jay
Name: Jeffrey R. Jay
Title: Senior Managing Member

Biomedical Value Fund, L.P.
By: Great Point Partners, LLC, its General Partner

By: /s/ Jeffrey R. Jay
Name: Jeffrey R. Jay
Title: Senior Managing Member

Visium Balanced Master Fund, Ltd.

By: /s/ Mark Gottlieb
Name: Mark Gottlieb
Title: Signatory

Opus Point Healthcare Innovations Fund, L.P.

By: __________________________________
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Opus Point Healthcare Value Fund, L.P.

By: _________________________________
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Opus Point Healthcare (Low Net) Fund, L.P.

By: _________________________________
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Opus Point Capital Preservation Fund, L.P.

By: _________________________________
Name: Michael S. Weiss
Title: Manager of the Investment Manager

Capital Ventures International

By: _________________________________
Name: Martin Kobinger
Title: Investment Manager

Cummings Bay Capital

By: _________________________________
Name: Michael Gregory
Title: Authorised Person

Geneve Corp.

By: _________________________________
Name: Michael Gregory
Title: Authorised Person

BioHedge Holdings Limited

By: _________________________________
Name: Steven Salmon
Title: President, Rosalind Advisors, Inc.

Rosalind Capital Partners, L.P.

By: _________________________________
Name: Steven Salmon
Title: President, Rosalind Advisors, Inc.

Boxer Capital LLC

By: /s/ Chris Fuglesang
Name: Chris Fuglesang
Title: Member, Counsel

RCG PB Ltd.

By: _________________________________
Name: Jeffrey C. Smith
Title: Authorized Signatory

Ramius Enterprise Master Fund Ltd.

By: _________________________________
Name: Jeffrey C. Smith
Title: Authorized Signatory

RA Capital Healthcare Fund, L.P.

By: _________________________________
Name: Peter Kolchinsky
Title: Manager

Blackwell Partners, LLC

By: _________________________________
Name: Peter Kolchinsky
Title: Manager

Sunninghill Limited

By: _________________________________
Name:
Title: Director

By: _________________________________
Name:
Title: Director

Midsummer Ventures, LP

By: _________________________________
Name: Michael Amsalem
Title: President of General Partner,
Midsummer Advisors

Midsummer Investment, Limited

By: _________________________________
Name: Michael Amsalem
Title: Director

/s/ David Brabazon
David Brabazon

/s/ David Hurley
David Hurley

____________________________
Thomas G. Lynch

/s/ Simon Kukes
Dr. Simon Kukes

/s/ Eunan Maguire
Eunan Maguire

/s/ Anthony Russell Roberts
Anthony Russell Roberts

AMARIN CORPORATION PLC

By:       /s/ Conor Dalton
Name:  Conor Dalton
Title:    Vice President Finance and
             Principal Accounting Officer